                                   EXHIBIT 4.2

                                     Warrant
                                     -------

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                                                 August 11, 1998

                           NATIONAL MEDIA CORPORATION

                          COMMON STOCK PURCHASE WARRANT


              Warrant to Purchase 1,912,500 Shares of Common Stock

                            Expiring August 11, 2003


                  THIS CERTIFIES THAT, for value received, Temporary Media Co., LLC, a Delaware limited liability company or its successors or assigns (collectively, the "Warrant Holder"), at any time and from time to time, subject to the vesting schedule set forth in Section 2 hereto, on any Business Day on or prior to 5:00 p.m., Pacific Time, on August 11, 2003 (the "Expiration Date") is entitled to subscribe for and purchase from National Media Corporation, a Delaware corporation (the "Company"), 1,912,500 shares of Common Stock at a price per share equal to the Exercise Price (s defined below); provided that the number of shares of Common Stock issuable upon any exercise of this Warrant and the Exercise Price shall be adjusted and readjusted from time to time in accordance with Section 5.

                  1.       Certain Definitions.

                  The following terms, as used herein, have the following meanings:

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

                  "Closing Price" means, for any trading day with respect to each share of Common Stock, (a) the last reported sale price on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (b) if such Common Stock shall not be listed or admitted to trading on a national securities exchange, the last reported sales price on the NASDAQ National Market System or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (c) if such Common Stock shall not be quoted on such National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or (d) if there is no public market for such Common Stock the fair market value of a share of such Common Stock as determined in good faith by the Board of Directors of the Company after consultation with an independent investment bank of national repute (whose report will be made available to the Warrant Holder prior to such determination of fair market value); provided that if clause (a), (b), or (c) applies and no price is reported in The Wall Street Journal for any trading day, then the price reported in The Wall Street Journal for the most recent prior trading day shall be deemed to be the price reported for such trading day.

                  "Commission" means the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the time.

                  "Common Stock" means the Company's currently authorized class of common stock, $.01 par value, and stock of any other class or other consideration into which such currently authorized class of common stock may hereafter have been changed.

                  "Exchange Act" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

                  "Exercise Price" means $1.32 per share, as may be adjusted from time to time pursuant to Section 5.

                  "Market Price" on any day means the unweighted average of the daily Closing Prices per share of Common Stock for the 20 consecutive trading days prior to such date; provided that for purposes of the application of
Section 5(b) to a Common Stock Distribution pursuant to a public offering registered under the Securities Act, "Market Price" means the Closing Price per share of Common Stock for the trading day preceding the effective date of the registration statement with respect to such public offering.

                  "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Securities Act" means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

                  "Warrant Shares" means the 1,912,500 shares of Common Stock issued or issuable upon exercise of this Warrant, as adjusted from time to time pursuant to Section 5.

                  2.       Exercise of Warrant.
                           --------------------

                  The Warrant Holder may exercise this Warrant in whole or in part, at any time or from time to time, subject to the immediately succeeding sentence, on any Business Day on or prior to the Expiration Date, by delivering to the Company a duly executed notice (a "Notice of Exercise") in the form of Annex A hereto at the election of the Warrant Holder, either (a) by receiving from the Company the number of Warrant Shares as to which this Warrant is being exercised and paying to the Company the Exercise Price for each such Warrant Share by wire transfer of immediately available funds to the account of the Company in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which the Warrant is being exercised or (b) by receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus (ii) the number of Warrant Shares having a value equal to the product of (x) the Exercise Price times (y) the number of Warrant Shares as to which this Warrant is being exercised, divided by the average of the Closing Price on the five conservative trading days immediately prior to the date of such exercise. This Warrant shall vest and become exercisable on or after the Closing Date (as defined in that certain Stock Purchase Agreement dated August 11, 1998 by and between the Company and NM Acquisition, Co., LLC.

                  As soon as practicable but not later than five Business Days after the Company shall have received such Notice of Exercise and payment, the Company shall execute and deliver or cause to be executed and delivered, in accordance with such Notice of Exercise, a certificate or certificates representing the number of shares of Common Stock specified in such Notice of Exercise, issued in the name of the Warrant Holder. This Warrant shall be deemed to have been exercised and such share certificate or certificates shall be deemed to have been issued, and such Warrant Holder shall be deemed for all purposes to have become a holder of record of shares of Common Stock, as of the date that such Notice of Exercise and payment shall have been received by the Company.

                  The Warrant Holder shall surrender this Warrant Certificate to the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Warrant Holder, at the time the Company delivers the share certificate or certificates issued pursuant to such Notice of Exercise, a new Warrant Certificate for the unexercised section of the Warrant, but in all other respects identical to this Warrant Certificate.

                  Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend:


                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Any certificate for Warrant Shares issued at any time in exchange or substitution for any certificate bearing such legend (unless at that time such Warrant Shares are registered under the Securities Act) shall also bear such legend unless, in the written opinion of counsel selected by the holder of such certificate (who may be an employee of such holder), which counsel and opinion shall be reasonably acceptable to the Company, the Warrant Shares represented thereby need no longer be subject to restrictions on resale under the Securities Act.

                  The Company shall not be required to issue fractions of shares of Common Stock upon an exercise of the Warrant. If any fraction of a share would, but for this restriction, be issuable upon an exercise of the Warrant, in lieu of delivering such fractional share, the Company shall pay to the Warrant Holder, in cash, an amount equal to the same fraction times the Closing Price on the trading day immediately prior to the date of such exercise.

                  The Company shall pay all expenses, taxes and owner charges payable in connection with the preparation, issuance and delivery of certificates for the Warrant Shares and any new Warrant Certificates, except that if the certificates for the Warrant Shares or the new Warrant Certificates are to be registered in a name or names other than the name of the Warrant Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Warrant Holder at the time of its delivery of the Notice of Exercise or promptly upon receipt of a written request by the Company for payment.

                  3.       Investment Representation.
                           --------------------------

                  By accepting the Warrant, the Warrant Holder represents that it is acquiring the Warrant for its own account for investment purposes and not with the view to any sale or distribution, and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.

                  4.       Validity of Warrant and Issuance of Shares.
                           -------------------------------------------

                  The Company represents and warrants that this Warrant has been duly authorized and is validly issued.

                  The Company further represents and warrants that on the date hereof it is duly authorized and reserved, and the Company hereby agrees that it will at all times until the Expiration Date have duly authorized and reserved, such number of shares of Common Stock as will be sufficient to permit the exercise in full of the Warrant, and that all such shares are and will be duly authorized and, when issued upon exercise of the Warrant, will be validly issued, fully paid and non-assessable, and free and clear of all security interests, claims, liens, equities and other encumbrances.

                  5.       Antidilution Provisions.
                           ------------------------

                  The Exercise Price in effect at any time, and the number of Warrant Shares that may be purchased upon any exercise of the Warrant, shall be subject to change or adjustment as follows:

                           (a)      Common Stock Reorganization.  If the Company
shall subdivide its outstanding shares of Common Stock into a greater number of shares, by way of stock split, stock dividend or otherwise, or consolidate its outstanding shares of Common Stock into a smaller number of shares (any such event being herein called a "Common Stock Reorganization"), then (i) the Exercise Price shall be adjusted, effective immediately after the effective date of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (ii) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before giving effect to such Common Stock Reorganization.

                           (b)      Common Stock Distribution.
                                    --------------------------

                                    (i)     If the Company shall issue, sell or
otherwise distribute any shares of Common Stock, other than pursuant to a Common Stock Reorganization (which is governed by Section 5(a)) (any such event, including any event described in paragraphs (ii) and (iii) below, being herein called a "Common Stock Distribution"), for a consideration per share less than the Market Price immediately prior to such Common Stock Distribution then, effective upon such Common Stock Distribution, the Exercise Price shall be reduced to a price determined by multiplying the Exercise Price by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution multiplied by the Market Price, plus (B) the consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of (1) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution multiplied by (2) the Market Price.

                  If any Common Stock Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this Section 5(b), including by operation of paragraph (ii) or (iii) below, then, effective at the time such adjustment is made, the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such event and the denominator of which shall be the Exercise Price as adjusted in accordance with this Section 5(b). In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

                  Subject to Section 5(e) below, the provisions of this Section 5(b), including by operation of paragraph (ii) or (iii) below, shall not operate to increase the Exercise Price or reduce the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

                                    (ii) If the Company shall issue, sell,
distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights, warrants or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange any such Convertible Securities in respect of such Options are immediately exercisable or exercisable prior to the Expiration Date, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities in respect of such Options (determined by dividing (x) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options at such price) shall be less than the Market Price immediately prior to the granting of such Options then, for purposes of Section 5(b)(i), the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration of such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (iv) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

                                    (iii) If the Company shall issue, sell or
otherwise distribute (including by assumption) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable or exercisable prior to the Expiration Date, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the aggregate amount received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Market Price immediately prior to such issuance, sale or distribution then, for purposes of Section 5(b)(i), the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise in paragraph (iv) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

                                    (iv) If (x) the purchase price provided for
in any Option referred to in Section 5(b)(ii) or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 5 (b)(ii) or 5(b)(iii) or the rate at which any Convertible Securities referred to in Sections 5(b)(ii) or 5(b)(iii) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this
Section 5), or (y) any of such Options or Convertible Securities shall have terminated, lapsed or expired, the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price which would then be in effect had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (x) of this paragraph (iv)) or had such adjustment not been made (in the case of any event referred to in clause (y) of this paragraph (iv)).

                                    (v)     If the Company shall pay a dividend
or make any other distribution upon any capital stock of the Company payable in Common Stock, Options or Convertible Securities, other than pursuant to a Common Stock Reorganization (which is governed by Section 5(a)), then, for purposes of this Section 5(b), such Common Stock, Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

                                    (vi) If any shares of Common Stock, Options
or Convertible Securities shall be issued, sold or distributed for cash, the consideration received thereof shall be deemed to be the amount received by the Company therefor, without any deduction therefrom of any expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration at the time of its receipt by the Company as determined in good faith by the Board of Directors of the Company, without any deduction of any expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair market value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be, at the time of the merger as determined in good faith by the Board of Directors of the Company. If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                           (c)      Special Dividends.  If the Company shall
issue or distribute to all holders of shares of Common Stock evidences of indebtedness, any other securities of the Company or any cash, property or other assets (excluding (i) a Common Stock Reorganization, (ii) a Common Stock Distribution, (iii) quarterly cash dividends paid in the ordinary course of business, or (iv) any purchase, redemption or other acquisition by the Company of shares of Common Stock owned by any individual shareholder owning fewer than 100 shares), whether or not accompanied by a purchase, redemption or other acquisition of shares of Common Stock (any such nonexcluded event being herein called a "Special Dividend"), the (x) the Exercise Price shall be decreased, effective immediately after the effective date of such Special Dividend, to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Market Price immediately prior to such effective date less any cash and the then fair market value, as determined in good faith by the Board of Directors of the Company, of any evidences of indebtedness, securities or property or other assets issued or distributed in such Special Dividend with respect to one share of Common Stock, and the denominator of which shall be the Market Price immediately prior to such effective date, and (y) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Special Dividend by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such Special Dividend and the denominator of which shall be the Exercise Price in effect immediately after such Special Dividend. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed to be a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as part of such reclassification, a Common Stock Reorganization.

                           (d)      Capital Reorganization.  If there shall be
any consolidation or merger to which the Company is a party, other than a consolidation or a merger of which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization) in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, or any recapitalization of the Company (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Warrant holder shall no longer have the right to purchase Common Stock, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Warrant Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if the Warrant had been exercised immediately prior to the effective date of such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall execute and deliver to each Warrant Holder an agreement as to the Warrant Holder's rights in accordance with this Section 5(d), providing, to the extent of any right to purchase equity securities hereunder, for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5(d) shall similarly apply to successive Capital Reorganizations.

                           (e)      Adjustment Rules.
                                    -----------------

                                    (i)     Any adjustments pursuant to this
Section 5 shall be made successively whenever any event referred to herein shall occur, except that, notwithstanding any other provision of this Section 5, no adjustment shall be made to the number of Warrant Shares to be delivered to the Warrant Holder (or to the Exercise Price) if such adjustment represents less than

1% of the number of Warrant Shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of Warrant Shares to be so delivered.

                                    (ii) No adjustments shall be made pursuant
to this Section 5 in respect of (x) the issuance of Warrant Shares upon exercise of the Warrant; (y) the issuance, sale or grant or exercise before or after the date hereof by the Company to any director, officer, consultant or employee of the Company or any Affiliate of the Company of any Common Stock or of any option, bonus or other award exercisable into Common Stock approved by the Board of Directors of the Company or any duly authorized committee thereof; or (z) any securities of the Company which are issued and outstanding as at the date hereof or are issued pursuant to the Stock Purchase Agreement (including, without limitation, the issuance of any Series E Preferred Stock) or the Consulting Agreement.

                                    (iii) If the Company shall take a record of
the holders of its Common Stock for any purpose referred to in this Section 5, then (x) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (y) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Section 5 in respect of such action.

                                    (iv) Upon the expiration without being
exercised of any rights, options, warrants or conversion or exchange of any rights, options, warrants or conversion or exchange privileges for which an adjustment has been made pursuant to this Warrant, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of such Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, that no such readjustment shall have the effect of increasing the Exercise Price by an amount, or decreasing the number of shares purchasable upon exercise of each Warrant by a number, in excess of the amount or number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

                           (f)      Proceedings Prior to Any Action Requiring
Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 5, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the Warrant Holder is entitled to receive upon exercise of the Warrant.

                           (g) Notice of Adjustment. Not less than 10 days prior
to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Section 5, the Company shall give notice to each Warrant Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and computation thereof. If the required adjustment is not determinable as the time of such notice, the Company shall give notice to each Warrant Holder of such adjustment and computation as soon as reasonably practicable after such adjustment becomes determinable.

                  6.       Registration of Warrant Shares.
                           --------------------------------

                  Neither the Warrant nor the Warrant Shares have been registered with the Commission under the Securities Act or qualified for sale pursuant to any state blue sky law, and neither may be sold or transferred without such registration or qualification, except pursuant to an exemption therefrom. No rights shall be hereby granted which are in violation of applicable securities laws or regulations.

                  7.       Transfer of Warrant.
                           --------------------

                  This Warrant is not transferable until the Closing Date of the Stock Purchase Agreement. After such date, this Warrant is only transferable to directors, officers, employees and consultants of the Company; provided that no transfer shall be made that (a) transfers Warrants exercisable into fewer than 5,000 Warrant Shares, (b) does not comply with all applicable federal and state securities laws or (c) would require registration or qualification of the Warrant pursuant to the Securities Act or any applicable state blue sky law; and provided further that the Warrant Holder upon transfer of the Warrant must deliver to the Company a duly executed Warrant Assignment in the form of Annex B hereto, with funds sufficient to pay any transfer tax imposed in connection with such assignment (if any) and upon surrender of this Warrant Certificate to the Company. The Company shall execute and deliver a new Warrant Certificate or Certificates in the form of this Warrant Certificate with appropriate changes to reflect such Assignment, in the name or names of the assignee or assignees specified in the fully executed Warrant Assignment or other instrument of assignment and, if the Warrant Holder's entire interest is not being transferred or assigned, in the name of the Warrant Holder, and this Warrant Certificate shall promptly be cancelled. Any transfer or exchange of this Warrant Certificate shall be without charge to the Warrant Holder (except as provided above with respect to transfer taxes, if any) and any new Warrant Certificate or Certificates issued shall be dated the date hereof. The terms "Warrant" and "Warrant Holder" as used herein include all Warrants into which this Warrant (or any successor

Warrant) may be exchanged or issued in connection with the transfer or assignment of this Warrant any successor Warrant and the holders of those Warrants, respectively.

                  8.       Registration of Common Stock; Rule 144.
                           ---------------------------------------

                  The Company hereby agrees that, in accordance with the provisions of the Registration Rights Agreement (as defined in the Stock Purchase Agreement) it will file any reports required to be filed by it under the Securities Act, the Exchange Act or the rules and regulations adopted by the Commission thereunder and that it will use all reasonable efforts to cooperate with each Warrant Holder and each holder of Warrant Shares in supplying such information concerning the Company as may be necessary for such Warrant Holder or holder to complete and file any information reporting forms currently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrants or Warrant Shares. The Company also agrees that, in accordance with the provisions of the Registration Rights Agreement (as defined in the Stock Purchase Agreement) it will take such further action, and supply such information (including the information specified by Rule 144A(d)(4) under the Securities Act) as any Warrant Holder may reasonably request to the extent required from time to time to enable the Warrant Holder to sell Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Warrant Holder, the Company will deliver to the Warrant Holder a written statement that it has complied with such reporting requirements.

                  Any other provision of this Warrant notwithstanding, the Company shall not be obligated under any circumstances to cause this Warrant to be listed or quoted on NASDAQ National Market System, any national securities exchange or any other trading system or market, or to be registered under the Securities Act.

                  9.       Lost, Mutilated or Missing Warrant Certificates.
                           ------------------------------------------------

                  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in the case of loss, theft or destruction, upon receipt of indemnification satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver a new Warrant Certificate of like tenor and representing the right to purchase the same aggregate number of Warrant Shares. The recipient of any such Warrant Certificate shall reimburse the Company for all reasonable expenses incidental to the replacement of such lost, mutilated or missing Warrant Certificate.

                  10.      Successors and Assigns.
                           ------------------------

                  All the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns, provided, however, TMC may not assign any of its rights, duties or obligations hereunder, except as specifically provided herein without the prior written consent of the Company.

                  11.      Notices.
                           --------

                  Any notice or other communication hereunder shall be in writing and shall be sufficient if sent by first-class mail or courier, postage prepaid, and addressed as follows: (a) if to the Company, National Media Corporation, 1835 Market Street, 11 penn Center, Suite 1100, Philadelphia, PA 19103 Attention: General Counsel; (b) if to the Warrant Holder, Temporary Media Co., LLC, 15260 Ventura Blvd., Suite 500, Sherman Oaks, CA 91403-5339; and (c) if to any party, addressed to such address as such party may hereafter specify to the Company, in the case of any communication to be provided by the Company, or to each Warrant Holder, in the case of any communication to be provided by the Warrant Holder, for the purpose of notice hereunder.

                  12.      Waivers; Amendments.
                           --------------------

                  Any provision of this Warrant may be amended, modified or waived with (but only with) the written consent of the Company and the holder or holders of Warrants representing at least 51% of the shares of Common Stock issuable upon exercise of all outstanding Warrants; provided that no such amendment, modification or waiver shall, without the written consent of the Company and each Warrant Holder, (a) change the number of Warrant Shares issuable upon exercise of the Warrants or the Exercise Price or (b) amend, modify or waive the provisions of this Section 12. Any amendment, modification or waiver effected in compliance with this Section 12 shall be binding upon the Company and each Warrant Holder. The Company shall give notice as soon as reasonably practicable to each Warrant Holder of any amendment, modification or waiver effected in compliance with this Section 12. No failure or delay of the Company or any Warrant Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Company and each Warrant Holder hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

                  13.      Miscellaneous.
                           --------------

                           (a)      The Warrant shall not entitle the Warrant
Holder, prior to the exercise of the Warrant, to any rights as a shareholder of the Company.

                           (b)      The Company shall pay all reasonable
expenses of the Warrant Holder, including reasonable fees and disbursements of counsel, in connection with the preparation of the Warrant, any waiver or consent hereunder or any amendment or modification hereof.

                           (c)      In case any one or more of the provisions
contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                           (d)      Without limiting the rights of the Company
and the Warrant Holder to pursue all other legal and equitable rights available to such party for the other parties' failure to perform its obligations hereunder, the Company and the Warrant Holder each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder would be inadequate and that each shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

                           (e)      THIS WARRANT SHALL BE CONSTRUED AND ENFORCED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT
REGARD TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT AS OTHERWISE
REQUIRED BY MANDATORY PROVISIONS OF LAW.

                           (f)      Any legal suit, action or proceeding arising
out of or relating to this Warrant will be instituted exclusively in the Delaware Court of Chancery, County of New Castle, Delaware, or in the United States District Court, District of Delaware, Wilmington, Delaware, all parties waive any objection which they may have now or hereafter based upon forum non conveniens or to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the Delaware State Court of Chancery, County of New Castle and the United States District Court for the District of Delaware in any such suit, action or proceeding. The parties further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Delaware State Court of Chancery, County of New Castle or in the United States District Court for the District of Delaware and agrees that service of process upon such party, mailed by certified mail to the such party's address, will be deemed in every respect effective service of process upon such party, in any suit, action or proceeding. FURTHER, BOTH THE COMPANY

AND THE WARRANT HOLDER HEREBY WAIVE TRIAL BY JURY IN
ANY ACTION TO ENFORCE THIS WARRANT.

                           (g)      The section headings used herein are for
convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of the Warrant.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed its authorized officer, and its corporate seal to be hereunto affixed, and attested by its Secretary, all as of the day and year first above written.

                             NATIONAL MEDIA CORPORATION


                             By: ______________________________________
                                      Name:
                                     Title:
[Seal]



Attest:


----------------------------------
Asst. Secretary

                                                                         ANNEX A

                           Form of Notice of Exercise

                                                                         , 19
                                                     --------------------    ---

To:  National Media Corporation

     Reference is made to the Common Stock Purchase Warrant dated August   ,
                                                                         --
1998. Terms defined therein are used herein as therein defined.

     The undersigned, pursuant to the provisions set forth in the Warrant,
hereby irrevocably elects and agrees to purchase         shares of Common Stock,
                                                 -------
and makes payment herewith in full therefor at the Exercise Price of
$                in the following form:
 ---------------
-----------------------------------------------------------.

[If said number of shares is less than all of the shares purchasable hereunder, the undersigned hereby requests that a new Warrant Certificate representing the remaining balance of the shares be registered in the name of
                              , whose address is
------------------------------                   -----------------------

                                    -----------------------
                                    -----------------------]

     The undersigned hereby represents that it is exercising the Warrant for its own account for investment purposes and not with the view to any sale or distribution and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or any underlying Warrant Shares in violation of applicable securities laws.

                            TEMPORARY MEDIA CO., LLC

                            By:
                               ---------------------------------
                               Name:    Stephen C. Lehman
                               Title:   Co-Managing Member

                            15260 Ventura Blvd., Suite 500
                            Sherman Oaks, CA 91403-5339

                                                                         ANNEX B

                           Form of Warrant Assignment

     Reference is made to the Common Stock Purchase Warrant dated August    ,
                                                                         ---
1998, issued by National Media Corporation. Terms defined therein are used herein as therein defined.

     FOR VALUE RECEIVED                      (the "Assignor") hereby sells,
                        --------------------
assigns and transfers all of the rights of the Assignor as set forth in the
Common Stock Purchase Warrant dated August   , 1998, with respect to the number
                                           --
of Warrant Shares covered thereby as set forth below, to the Assignee(s) as set forth below:


Name(s) of                                                    Number of
Assignee(s)                Address(es)                        Warrant Shares
-----------                -----------                        --------------
---------------            --------------------               --------------------

---------------            --------------------               --------------------

     All notices to be given by the Company to the Assignor as Warrant Holder shall be sent to the Assignee(s) at the above listed address(es), and, if the number of shares being hereby assigned is less than all of the shares covered by the Warrant held by the Assignor, then also to the Assignor.

     In accordance with Section 7 of the Warrant Certificate, the Assignor requests that the Company execute and deliver a new Warrant Certificate or Warrant Certificates in the name or names of the assignee or assignees, as is appropriate, or, if the number of shares being hereby assigned is less than all of the shares covered by the Warrant held by the Assignor, new Warrant Certificates in the name or names of the assignee or the assignees, as is appropriate, and in the name of the Assignor.

     The undersigned represents that the Assignee has represented to the Assignor that the Assignee is acquiring the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution, and that the Assignee will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.

Dated:                   , 19
        -----------------    ---

                            TEMPORARY MEDIA CO., LLC

                            By:
                               ----------------------------------
                               Name:    Stephen C. Lehman
                               Title:   Co-Managing Member

                            15260 Ventura Blvd., Suite 500
                            Sherman Oaks, CA 91403-5339